                                                                    EXHIBIT 10.2

                          EXECUTIVE SEVERANCE AGREEMENT
                              AMENDED AND RESTATED

         THIS AGREEMENT, dated as of November 7, 2000, between Trinity Industries, Inc., a Delaware corporation (the "Company") and __________________ (the "Executive") amends and restates that certain Executive Severance Agreement entered into between the Company and the Executive as of ________________,
_______.

                                   WITNESSETH

         WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control of the Company (as hereinafter defined); and

         WHEREAS, in consideration for the benefits provided under this Agreement, the Executive will continue to give his or her attention and dedication to his or her duties with the Company; and

         WHEREAS, the Company and the Executive wish to amend that certain Executive Severance Agreement by and between the Company and the Executive which was executed as of the date stated above in order to revise or clarify certain provisions to carry out the purposes of such agreement;

         NOW, THEREFORE, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates under one of the circumstances described herein in connection with a Change in Control of the Company.

         1. TERM. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of:

                           (i) June 8, 2002; provided, however, that, commencing on June 8, 2001 and on each anniversary date thereafter (each such date, an "Anniversary Date"), the expiration date under this clause (i) shall automatically be extended for one additional year unless, not later than the December 31 immediately prior to such Anniversary Date, either party shall have given written notice that it does not wish to extend this Agreement, but in no event shall the expiration date under this clause (i) be earlier than the second anniversary of the Effective Date of a Change in Control.

                           (ii) the termination of the Executive's employment with the Company based on death, Disability (as defined in Section 3(b) hereof) or Cause (as defined in Section 3(c) hereof); and

                           (iii) the voluntary resignation of the Executive for any reason other than Good Reason (as defined in Section 3(d)).

         2.       CHANGE IN CONTROL.

         (a) ACCELERATION OF VESTING AND EXTENSION OF EXERCISE RIGHTS OF EQUITY COMPENSATION UPON A CHANGE IN CONTROL. In addition to any provisions concerning acceleration of vesting in any applicable plan or agreement relating to equity-type compensation that may be outstanding between the Executive and the Company or any subsidiary of the Company (including, without limitation, any stock option agreement, restricted stock agreement, career share agreement, bridge share agreement, performance incentive plan agreement, and performance unit plan agreement), and notwithstanding any provision to the contrary in any such plan or agreement, upon the Effective Date of a Change in Control all units, stock options, incentive stock options, performance shares, performance awards, and stock appreciation rights then held by the Executive shall immediately become 100% vested and exercisable, and the Executive shall become 100% vested in all career shares, bridge shares, and shares of restricted stock, held by or for the benefit of the Executive.

           In addition to any provisions concerning extension of exercise rights in any applicable plan or agreement relating to equity-type rights or compensation that may be outstanding between the Executive and the Company or any subsidiary of the Company (including, without limitation, any stock option agreement, restricted stock agreement, career share agreement, bridge share agreement, performance incentive plan agreement, and performance unit plan agreement), and notwithstanding any provision to the contrary in any such plan or agreement, upon the Effective Date of a Change in Control the Executive's right to exercise any previously unexercised options or other equity-type rights shall not terminate until the latest date on which the option or other right granted under such agreement would expire under the terms of such agreement but for the Executive's termination of employment; with respect to any incentive stock option held by the Executive, if not exercised within three months after termination of employment, such options shall immediately convert to non-qualified stock options.

         (b) ACCELERATION OF VESTING OF RETIREMENT AND DEFERRED COMPENSATION BENEFITS UPON A CHANGE IN CONTROL. In addition to any provisions concerning acceleration of vesting in any applicable plan or agreement relating to retirement or deferred compensation-type benefits that may be outstanding between the Executive and the Company (including, without limitation, the Company's Profit Sharing Plan, Supplemental Profit Sharing Plan, and Deferred Compensation Plan and Agreement), and notwithstanding any provision to the contrary in any such plan or agreement, upon the Effective Date of a Change in Control all accounts, interests, rights, and benefits of the Executive in any such plan or agreement shall immediately become 100% vested and exercisable; however, such acceleration shall not apply to the Company's Pension Plan for Salaried Employees.

         (c) NO OTHER COMPENSATION PAID PRIOR TO TERMINATION OF EMPLOYMENT. Except as provided in paragraphs (a) and (b) of this Section 2, no compensation shall be payable or benefits provided under this Agreement unless and until (x) there shall have been a Change in Control of the Company, and (y) the Executive's employment by the Company is terminated.

         (d) DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph
         (iii) below; or

                           (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 19, 2000, constitute the board of directors of the Company (sometimes hereafter referred to as the "Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 19, 2000 or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the

         Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or a sale or disposition (whether by reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, or other similar corporate transaction or event) by the Company of all or substantially all of the Company's assets (in one transaction or a series of transactions within any period of 24 consecutive months) other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. However, a sale or disposition by the Company of all or substantially all of the Company's assets to an entity (or two or more entities in one transaction or a series of transactions within any period of 24 consecutive months), at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition shall be considered a Change in Control of the Company for purposes of this Agreement if the Executive is not offered employment with such entity (or one of such entities) on terms comparable to those described in Section 3(g) hereof. The sale or disposition of a subsidiary or a division of the Company, or certain assets of the Company (or of a subsidiary of the Company), shall not be a Change in Control unless any such transaction or series of related transactions results in a sale or disposition by the Company of all or substantially all of the Company's assets as provided in subparagraph (iv) above.

         For purposes hereof:

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                  "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Person" shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (e) DEFINITION OF EFFECTIVE DATE OF A CHANGE IN CONTROL. For purposes of this Agreement, "Effective Date of a Change in Control" shall mean the first to occur of (A) the date on which a Person first becomes the Beneficial Owner of 30% or more of the combined voting power of the Company's then outstanding securities as defined in subparagraph (d)(i) above, or (B) the effective date of the election of one or more directors to the Board which results in the individuals defined in subparagraph (d)(ii) above ceasing to constitute a majority of the number of directors then serving, or (C) the effective date of the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation as defined in subparagraph (d)(iii) above, or (D) the effective date of a liquidation or dissolution of the Company, or a sale or disposition by the Company of all or substantially all of the Company's assets, as defined in subparagraph (d)(iv) above.

         3.       TERMINATION FOLLOWING CHANGE IN CONTROL.

         (a) COMPENSATION PAYABLE UPON TERMINATION. If a Change in Control of the Company shall have occurred, the Executive shall be entitled to the compensation provided in Section 4 hereof upon the termination of the Executive's employment with the Company by the Executive or by the Company unless such termination is as a result of:

                  (i) the Executive's death;

                  (ii) the Executive's Disability (as defined in Section 3(b) below);

                  (iii) the Executive's termination by the Company for Cause (as defined in Section 3(c) below); or

                  (iv) the Executive's decision to terminate employment other than for Good Reason (as defined in Section 3(d) below).

         Notwithstanding the foregoing provisions of this Section 3, if the Executive's employment is terminated by the Company other than for Cause or Disability (for purposes of this paragraph, Cause shall include all of the events set forth in Section 3(c) hereof and the following: willfully engaging by the Executive in continued misconduct which is materially injurious to the Company after having been advised in writing of the particular misconduct deemed by the Company to be materially injurious to the Company and instructed in such writing to cease any further misconduct of a similar nature) prior to a Change in Control, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with a Change in Control, then for all purposes of this Agreement, such termination shall be deemed to have occurred immediately following a Change in Control; in addition, if the Executive's employment is terminated by the Company other than for Cause (as defined in this paragraph) or Disability within 90 days prior to a Change in Control, such termination shall conclusively be deemed to have occurred following a Change in Control. For further clarification, in the event of a termination of employment prior to a Change in Control that is treated as having occurred after a Change in Control, the Executive shall not be entitled to benefits under Section 4 hereof if the Executive voluntarily terminated his or her employment whether or not for Good Reason.

         (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his or her duties with the Company on a full-time basis for one year and within thirty days after written Notice of Termination (as hereinafter defined) is thereafter given by the Company, the Executive shall not have returned to the full-time performance of the Executive's duties, the Company may terminate this Agreement for "DISABILITY."

         (c) CAUSE. The Company may terminate the Executive's employment for CAUSE. For purposes of this Agreement only, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of:

                  (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness and other than in respect of any duties inconsistent with, or more burdensome than, the Executive's duties with the Company immediately prior to a Change in Control of the Company);

                  (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the Executive constituting a felony that results, or is intended to result, directly or indirectly, in gain to or personal enrichment of the Executive at the Company's expense;

                  (iii) the conviction of the Executive of a felony involving the moral turpitude of the Executive; or

                  (iv) the refusal of the Executive to accept offered employment after a Change in Control which complies with the terms and conditions of Section 3(g) hereof.

For purposes of this Section 3(c), no act or failure to act on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission of the Executive was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that the Executive was guilty of conduct set forth in this Section 3(c) and specifying the particulars thereof in detail.

         (d) GOOD REASON. The Executive may terminate the Executive's employment for Good Reason at any time after the Effective Date of a Change in Control of the Company. For purposes of this Agreement "GOOD REASON" shall mean the occurrence of any of the following unless the Executive has given his or her express prior written consent:

                  (i) a good faith determination by the Executive that there has been a material adverse change in the Executive's working conditions or responsibilities relative to the most favorable working conditions, and responsibilities applicable to the Executive during the 12 month period prior to the Change in Control (including, but not limited to, a significant reduction in the level of support services, staff, secretarial and other assistance, office space, and accoutrements);

                  (ii) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, and reporting responsibilities with the Company immediately prior to a Change in Control of the Company (including, but not limited to, a reduction in the nature or scope of the Executive's authority, powers, functions, or duties), or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of his or her employment for Disability or Cause, or as a result of the Executive's death, or by the Executive other than for Good Reason;

                  (iii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company effected in the preceding 12 months;

                  (iv) any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits, in the aggregate, under the Benefit Plans, Incentive Plans, and Securities Plans; "Benefit Plans" include health and welfare benefit plans in which the Executive is participating at the time of a Change in

         Control of the Company (including, without limitation, the Company's pension plans, group life insurance plan, and medical, dental, accident and disability plans); "Incentive Plans" include incentive compensation plans in which the Executive is participating at the time of a Change in Control of the Company (including, without limitation, the Company's annual incentive compensation plan and the three-year Performance Incentive Plan); and "Securities Plans" include any plan or arrangement to receive securities of the Company in which the Executive is participating at the time of a Change in Control of the Company (including, without limitation, the Company's Stock Option Plan, and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, career shares, bridge shares, restricted stock or grants thereof).

                  (v) a relocation of the Company's principal executive offices to a location outside of Dallas County, Texas, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

                  (vi) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

                  (vii) any material breach by the Company of any provision of this Agreement;

                  (viii) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company;

                  (ix) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(e) below, and for purposes of this Agreement, no such purported termination shall be effective; or

                  (x) voluntary resignation by the Executive, or termination of employment by reason of the Executive's death or Disability, at any time during either:

                           (A) the 90-day period beginning on the 30th day after
                  the Effective Date of a Change in Control; or

                           (B) the 30-day period beginning on the 365th day
                  after the Effective Date of a Change in Control.

         However, this subparagraph (x) shall not be an event defined as Good Reason permitting the Executive to receive compensation under Section 4 hereof if the transaction or transactions which resulted in the Change in Control (i) were approved by a vote of at least two-thirds (2/3) of the directors of the Company who satisfy the requirements of subparagraph (d)(ii) of Section 2 above, and (ii) did not originate with an unsolicited offer (as determined by the Board in good faith).

         (e) NOTICE OF TERMINATION. Any termination by the Company pursuant to
Section 3(b) 3(c) or 3(d) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

         (f) DATE OF TERMINATION. "DATE OF TERMINATION" shall mean (a) if this Agreement is terminated by the Company for Disability, thirty days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period), (b) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given, or (c) if the Executive terminates his or her employment for Good Reason, the date on which a Notice of Termination is given.

         (g) CONTINUED EMPLOYMENT AFTER CHANGE IN CONTROL. If a Change in Control has occurred, the Executive shall not be treated as having terminated employment for purposes of this Agreement, and therefore will not be entitled to any benefits under this Agreement after such Change in Control, if (i) the unit, division, or subsidiary for which the Executive primarily provides services is spun-off, sold, or otherwise disposed of, (ii) such transaction (x) was approved by a vote of at least two-thirds (2/3) of the directors of the Company who satisfy the requirements of subparagraph (d)(ii) of Section 2 above, and (y) did not originate with an unsolicited offer (as determined by the Board in good faith), and (iii) the Executive is offered employment in writing with the purchasing or continuing entity, and (iv) such purchasing or continuing entity enters into a written agreement with the Company and the Executive, which is approved by a vote of at least 2/3 of the directors of the Company who satisfy the requirement of sub-paragraph (d)(ii) of Section 2 hereof, which expressly, absolutely, and unconditionally assumes and agrees to perform this Agreement in the same manner and to the same extent that a successor to all or substantially all of the business and/or assets of the Company would be required as provided in Section 7 hereof (except that subparagraph (d)(x) of Section 3 shall not be applicable to any such Executive), and it shall be conclusively presumed for purposes of such agreement that a Change in Control has occurred with respect to the Executive.

         4. SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT. The Company may terminate the Executive's employment at any time; however, if (a) during the two-year period beginning on the Effective Date of a Change in Control, the Company shall terminate the Executive's employment other than pursuant to
Section 3(b) or 3(c) or if the Executive shall terminate his or her employment for Good Reason or (b) during any period of time after a Change in Control has occurred but prior to either the Effective Date of a Change in Control or the date on which the Board (or shareholders of the Company, if applicable) takes any action which has the effect of rescinding or nullifying the Change in Control (or on the date a Change of Control is rescinded or nullified without the necessity of any such action), the Company shall terminate the Executive's employment other than pursuant to Section 3(b) or 3(c) or if the Executive shall terminate his or her employment for Good Reason other than pursuant to Section 3(d)(x), then as severance pay:

                  (i) The Company shall pay to the Executive in a lump sum, in cash, on or before the fifth day following the Date of Termination, an amount equal to three (3.0) times the sum of (A) the Executive's base salary as in effect immediately prior to the Change in Control or, if higher, in effect immediately prior to the Date of Termination, plus the annual allowance for the Executive under the Company's Executive Perquisite Program, and (B) the greater of (i) the average bonus (under all Company bonus plans for which the Executive is eligible) earned with respect to the three most recently completed full fiscal years (or, if the Executive has not been employed for at least three full fiscal years, all of completed full fiscal years during which he or she has been employed), or (ii) the target bonus (under all Company bonus plans for which the Executive is eligible) for the fiscal year in which the Change in Control occurs.

                  (ii) For a period of THIRTY-SIX (36) MONTHS subsequent to the Executive's Date of Termination, the Company shall at its expense continue on behalf of the Executive and his or her dependents and beneficiaries, all medical, dental, vision, health, and life insurance benefits, which were being provided to the Executive at the time of termination of employment. The benefits provided in this Section 4(ii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage in effect immediately prior to the Change in Control (or, if more favorable to the Executive, immediately prior to the Notice of Termination). The Company's obligation hereunder to provide a benefit shall terminate if the Executive obtains comparable coverage under a subsequent employer's benefit plan. For purposes of the preceding sentence, benefits will not be comparable during any waiting period for eligibility for such benefits or during any period during which there is a preexisting condition limitation on such benefits. The Company also shall pay a lump sum equal to the amount of any additional income tax payable by the Executive and attributable to the benefits provided under this subparagraph (ii) at the time such tax is imposed upon the Executive. In the event that the Executive's participation in any such coverage is barred under the general terms and provisions of the plans and programs under which such coverage is provided, or any such coverage is discontinued or the benefits thereunder are materially reduced, the Company shall provide or arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such coverage immediately prior to the Notice of Termination. At the end of the period of coverage set forth above, the Executive shall have the option to have assigned to him at no cost to the Executive and with no apportionment of prepaid premiums, any assignable insurance owned by the Company and relating specifically to the Executive, and the Executive shall be entitled to all health and similar benefits that are or would have been made available to the Executive under law (including continuation coverage under COBRA).

                  (iii) In the event that, and to the extent that, the Company is unable to provide for acceleration of vesting in accordance with paragraph (a) of Section 2 hereof, as a result of the provisions in existence prior to a Change in Control of any plan or agreement, the Company shall provide in lieu thereof a lump-sum cash payment equal to the difference between the total value of such outstanding units, stock options, incentive stock options, performance shares, performance awards, stock appreciation rights, career shares, bridge shares, and shares of restricted stock (the "stock rights") as of the Executive's Date of Termination and the total value of the stock rights in which the Executive is vested as of the Executive's Date of Termination. The value of such accelerated vesting in the Executive's stock rights shall be determined by the Board in good faith based on a valuation performed by an independent consultant selected by the Board.

                  (iv) In the event that, and to the extent that, the Company is unable to provide for the extension of the expiration date of such options as a result of the provisions in existence prior to a Change in Control of any plan or agreement, the Company shall provide in lieu thereof a lump-sum cash payment equal to the value of such extension the Company is unable to provide; such values of such accelerated vesting and exercisability shall be determined by the Board in good faith based on a valuation performed by an independent consultant selected by the Board.

                  (v) the Company shall pay to the Executive and, if applicable, to his or her beneficiaries, in cash, on or before the fifth day following the Date of Termination, a lump sum representing the present value of the excess of (A) the benefit (expressed as a life annuity commencing at age 65 or such earlier date as of which the actuarial equivalent of such annuity is greatest) that the Executive would have accrued under the provisions of the Company's Pension Plan for Salaried Employees in effect immediately prior to the Change in Control had the Executive continued to be employed for an additional thirty-six months following the Date of Termination at the annual rate of compensation (exclusive of the annual allowance for the Executive under the Company's Executive Perquisite Program) taken into account under clause
         (i) hereof (taking such thirty-six months into account both for vesting and for benefits), over (B) the benefit actually accrued by the Executive under such plan. For purposes hereof, "present value" shall be determined using a per annum discount rate as established from time to time for the Company's Pension Plan for Salaried Employees and "actuarial equivalent" shall be determined using the same assumptions utilized under such plan. In addition, with respect to the benefits attributable to the additional thirty-six months, the benefit under (A) above shall be calculated without regard to the limitations of Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), and such amount shall be paid without regard to any vesting requirement in such plan.

                  (vi) The Executive shall have the election to receive cash for some or all of his unexercised stock options, and the Executive may elect to exercise such right by a written notice to the Company with respect to all or any portion of such options at any time, and from time to time, during the thirty-day period beginning on the Date of Termination. If the Executive elects to exercise such right, the Company shall pay to the Executive in a lump sum, in cash, on or before the fifth day following such election an amount equal to (A) the fair market value of a share of the Company's common stock on (x) the Date of Termination or (y) at the election of the Executive, any other date selected by the Executive which occurred within 180 days prior to the Date of Termination, as set forth in the Executive's notice to the Company, multiplied by (B) the number of shares subject to options for which such election is made, minus (C) the aggregate purchase price for such shares under the applicable stock option(s). Any options not cashed out pursuant to this paragraph shall continue in effect in accordance with this Agreement.

         The foregoing payments shall be subject to withholding of federal, state and local income, FICA and similar taxes, if required by law.

         5.  GROSS-UP PAYMENT.

         (a) TOTAL PAYMENTS. Whether or not the Executive becomes entitled to the payments under Section 4 hereof, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") would be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the residence of the Executive on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         (b) DETERMINATION BY ACCOUNTANT. All determinations required to be made under this Section 5, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm which served as the Company's auditor immediately prior to the Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days after the Date of Termination, if applicable, or such earlier time as is requested by the Company. In the event that the Accounting Firm is also serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder), by giving written notice of such appointment to the Company within five (5) business days after the Date of Termination. All fees and expenses of the Accounting Firm shall be borne solely by the Company and it shall be the Company's obligation to cause the Accounting Firm to take any actions required hereby.

         If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) NOTIFICATION REQUIRED. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty-(30) day period following the date on which he or she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order to effectively contest such claim,

                  (iv) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) REPAYMENT. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         6.  NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTS.

         (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any other agreement, contract, plan or arrangement with the Company.

         7.  SUCCESSOR TO THE COMPANY.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company by written agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such devisee, legatee or other designee, to executor or administrator of the Executive's estate.

         8. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:


                  If to the Company:

                           Trinity Industries, Inc.
                           P. O. Box 568887
                           Dallas, Texas 75356-8887
                           Attention: President

                  If to the Executive:

                           Name
                           Address



or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9. MISCELLANEOUS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         10. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         12. LEGAL FEES AND EXPENSES. The Company shall pay, upon written demand therefor by the Executive, all legal fees and expenses which the Executive may reasonably incur as a result of any dispute or contest (regardless of the outcome thereof) by or with the Company or others regarding the validity or enforceability of, or liability under, any provision hereof (including as a result of any contest about the amount of any payments pursuant to Sections 4 or
5), plus in each case interest at the "applicable Federal rate" (as defined in
Section 1274(d) of the Code). In any action brought by the Executive for damages or to enforce any provisions hereof, he or she shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in his or her sole discretion.

         13. CONTINUATION OF SALARY DURING DISPUTE. In the event of any dispute or contest by or with the Company or others regarding the validity or enforceability of, or liability under, any provision hereof (including as a result of any contest about the amount of any payments pursuant to Sections 4 or
5), and upon written demand by the Executive, the Company shall continue to pay the Executive his or her base salary as in effect immediately prior to the date of the Change in Control. Said periodic payments shall be made in accordance with the Company's normal payroll practices. Payments shall continue until final resolution of such dispute or contest either by an agreement between the Executive and the Company or final order of a court with proper jurisdiction. In the event that the Company substantially prevails in such dispute, the Executive shall be obligated to repay to the Company all amounts he or she has received under this Section 13 (after taxes applicable thereto) plus interest at the "applicable Federal rate" (as defined in Section 1274(d) of the Code).

         14. CONFIDENTIALITY. The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.

         15. MODIFICATION. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               TRINITY INDUSTRIES, INC.



                                               By:
                                                   -----------------------------
                                               Name:  Timothy R. Wallace
                                               Title: Chairman and President


                                               EXECUTIVE



                                               By:
                                                   -----------------------------
                                               Name:
                                               Title:

                   ADDENDUM TO EXECUTIVE SEVERANCE AGREEMENT
                             DATED NOVEMBER 7, 2000


      16. SUBSIDIARIES. In this Agreement, there are numerous references to the Executive's employment by and duties with the Company, payment of benefits and compensation by the Company, and termination of employment with the Company. The parties to this Agreement acknowledge that the Executive may be employed, currently or at some time in the future, by a subsidiary of the Company. As used in this Agreement, a subsidiary means an entity which is at least 80% owned, directly or indirectly, by the Company. It is the parties' intention that transfer of the Executive's employment from the Company to a subsidiary or from one subsidiary to another subsidiary will not constitute a termination of employment with the Company for any reason hereunder unless otherwise specifically provided herein. In addition, unless otherwise specifically provided herein (including Section 3(g)), "termination of employment with the Company" shall mean termination of employment with the Company and all of its subsidiaries, and "termination of employment by Company" shall mean termination of employment by the entity which actually employs the Executive. Other references to employment by the Company, duties with the Company, and salary and benefits shall include employment, duties, salary, and benefits with respect to the entity which actually employs the Executive. However, with respect to the definition of Change in Control of the Company, except as otherwise specifically provided herein, references to the Company shall mean only the Company, and the obligations under Sections 4 and 5 herein shall be obligations of the Company.

      The foregoing Addendum has been executed as of November 7, 2000.

                                        TRINITY INDUSTRIES, INC.

                                        By:
                                            -----------------------------------
                                        Name:  Michael G. Fortado
                                        Title: Vice President, General Counsel
                                               and Corporate Secretary


                                        EXECUTIVE

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------